EXHIBIT 99.2

UNION NATIONAL FINANCIAL CORPORATION REPORTS RESULTS OF ITS
2009 ANNUAL MEETING OF SHAREHOLDERS; RECEIPT OF INSURANCE SETTLEMENT

Business includes director elections and amendment of the
 Articles of Incorporation to authorize preferred shares.

LANCASTER, PA (May 6, 2009) – Union National Financial Corporation (OTCBB: UNNF), the parent company of Union National Community Bank, reported results of its 2009 Annual Meeting of Shareholders, held today in Lancaster, PA.  A summary of events follows.

During the meeting, shareholders acted on two key business items outlined in its 2009 Proxy Statement:

1.
Shareholders elected three Class A Directors: Mark D. Gainer, Chairman, Chief Executive Officer and President of Union National Financial Corporation, James R. Godfrey, Executive Vice President, Teachers Protective Mutual Life Insurance Company, Darwin A. Nissley, Partner, Nissley Brothers, to serve three-year terms commencing immediately.

2.	A proposal to amend Union National’s Articles of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.25 was approved and adopted.

In his presentation, Mr. Gainer also reported the Corporation has agreed and received an insurance settlement in the amount of $278,000 against losses from loans which were fraudulently or otherwise improperly made by one former employee.  The settlement provides for substantial reimbursement of a one-time charge of $370,000 which was recorded and previously disclosed in 2008 related to the irregular activity.  Based upon Union National’s investigation of the matter, there does not appear to be any additional losses or the involvement of other employees.  Union National has evaluated the impact of this incident on its current internal controls and procedures and has implemented changes necessary to strengthen control processes and address the issues raised by this isolated event.  The appropriate governmental authorities have been notified and Union National is cooperating fully with respect to authorities’ investigation and the insurer’s recovery and legal restitution from the former employee.

Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for 155 years. The bank has approximately $485 million of assets, $384 million of deposits, and $358 million of loans as of December 31, 2008.  The bank operates ten retail offices in Lancaster County.

For Further Information, Please Contact:

Mark D. Gainer, Chairman/CEO/President
Union National Financial Corporation
570 Lausch Lane, Suite 300
Lancaster, PA 17601
(717) 519-8630

Within this press release, management may make projections and forward-looking statements regarding events or the future financial performance of Union National Financial Corporation.  We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause Union National Financial Corporation’s actual results to differ materially from the anticipated results expressed in these forward-looking statements.  Such factors include the possibility that increased demand or prices for the Corporation’s financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the Corporation’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inability to achieve desired increases in capital and improvement in asset quality; interest rate movements; volatilities in the securities markets; and deteriorating economic conditions.  When we use words such as “believes”, “expects”, “anticipates”, or similar expressions, we are making forward-

looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements and are also advised to review the risk factors that may affect Union National Financial Corporation’s operating results in documents filed by Union National Financial Corporation with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q, the Annual Report on Form 10-K, and other required filings.  Union National Financial Corporation assumes no duty to update the forward-looking statements made in this press release.